Exhibit 4.7

ONEOK, INC.,

as Issuer,

ELK MERGER SUB II, L.L.C.,

ENLINK MIDSTREAM PARTNERS, LP,

ONEOK PARTNERS, L.P.,

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP,

and

MAGELLAN MIDSTREAM PARTNERS, L.P.,

as Guarantors, and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of January 31, 2025

to

Indenture dated as of August 31, 2022

6.500% Senior Notes due 2030

Table of Contents

		Page

Section 1	Capitalized Terms.	3

Section 2	Assumption; Succession; Confirmation of Guarantee.	3

Section 3	Guarantee.	3

Section 4	Ratification and Effect.	3

Section 5	Governing Law.	3

Section 6	The Trustee.	3

Section 7	Conflicts.	4

Section 8	Miscellaneous.	4

Section 9	Counterparts.	4

i

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of January 31, 2025 (this “Second Supplemental Indenture”), is among ONEOK, Inc., an Oklahoma corporation (the “New Issuer”), Elk Merger Sub II, L.L.C., a Delaware limited liability company and the predecessor issuer (“Merger Sub II”), EnLink Midstream Partners, LP, a Delaware limited partnership (the “Existing Guarantor”), ONEOK Partners, L.P., a Delaware limited partnership (“ONEOK Partners”), ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership (“ONEOK ILP”), Magellan Midstream Partners, L.P., a Delaware limited partnership (“Magellan” and, together with Merger Sub II, ONEOK Partners and ONEOK ILP, the “New Guarantors” and, each, a “New Guarantor” and, together with the Existing Guarantor, the “Guarantors”), and Computershare Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

RECITALS

WHEREAS, EnLink Midstream, LLC, a Delaware limited liability company (the “Original Issuer”), the Existing Guarantor, and the Trustee have entered into that certain Indenture, dated as of August 31, 2022 (the “Base Indenture”), pursuant to which the Original Issuer has issued its 6.500% Senior Notes due 2030 (the “Notes”), as amended and supplemented by the First Supplemental Indenture, dated as of January 31, 2025, among Merger Sub II, as successor to the Original Issuer, the Existing Guarantor, and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture and this Second Supplemental Indenture, the “Indenture”), pursuant to which Merger Sub II assumed and succeeded to the obligations of the Original Issuer under the Indenture and the Notes pursuant to Article X of the Base Indenture;

WHEREAS, in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of November 24, 2024, by and among the New Issuer, Elk Merger Sub I, L.L.C., a Delaware limited liability company and a direct, wholly-owned subsidiary of the New Issuer (“Merger Sub I”), Merger Sub II, the Original Issuer, and EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of the Original Issuer, on the date hereof, (i) Merger Sub I merged with and into the Original Issuer (the “First Merger”), with the Original Issuer surviving the First Merger and (ii) promptly following the First Merger and as part of the same overall transaction as the First Merger, at the effective time of the Second Merger (as defined below), the Original Issuer, as the surviving entity in the First Merger, merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a direct, wholly-owned subsidiary of the New Issuer;

WHEREAS, on the date hereof and promptly following the Mergers, Merger Sub II and the Existing Guarantor became guarantors of, and provided a guarantee for certain of the outstanding notes of the New Issuer and ONEOK Partners;

WHEREAS, on the date hereof and promptly following the Mergers, pursuant to the Distribution Agreement, dated as of January 31, 2025, by and among the Existing Guarantor, EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Existing Guarantor, Merger Sub II and the New Issuer, substantially all of the assets of Merger Sub II were distributed to the New Issuer in a series of related transactions (collectively, the “Distribution”);

WHEREAS, in connection with the Distribution, the New Issuer desires to assume and succeed to the obligations of Merger Sub II under the Indenture and the Notes pursuant to Article X of the Base Indenture;

WHEREAS, in connection with the Distribution, the Existing Guarantor desires to confirm that its Guarantee shall continue to apply to the obligations under the Notes and the Indenture;

WHEREAS, in connection with the Distribution, the New Guarantors, each a Subsidiary of the New Issuer, desire to unconditionally guarantee all of the New Issuer’s obligations under each series of Notes in accordance with Article XIV of the Base Indenture (each, a “Note Guarantee”);

WHEREAS, in accordance with Section 9.01(a) of the Base Indenture, the Base Indenture may be supplemented without the consent of the Holders of any of the Notes (which shall conform to the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”) as in force at the date of the execution thereof) to provide for, among other things, (i) the assumption by a Successor Company of the covenants, agreements, and obligations of Merger Sub II under the Indenture and the Notes, pursuant to Article X of the Base Indenture, and (ii) the addition of Subsidiary Guarantors with respect to any or all of the Notes;

WHEREAS, Section 10.02 of the Base Indenture provides that in the case of any transaction in accordance with Section 10.01 of the Base Indenture, and upon such assumption by the successor entity, by supplemental indenture, the New Issuer shall succeed to and be substituted for Merger Sub II with the same effect as if the New Issuer had been named the “Company” in the Indenture;

WHEREAS, (i) in accordance with Section 10.01 of the Base Indenture, (A) the New Issuer is delivering this Second Supplemental Indenture to expressly assume all the obligations of Merger Sub II under the Indenture and the Notes, and (B) the Existing Guarantor is delivering this Second Supplemental Indenture to expressly confirm that its Guarantee shall continue to apply to the obligations under the Notes and the Indenture; and (ii) in accordance with Section 9.01(a) of the Base Indenture, the New Guarantors are delivering this Second Supplemental Indenture to become Subsidiary Guarantors with respect to, and provide Guarantees of, the Notes;

WHEREAS, the New Issuer, has delivered or is delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel required by Sections 9.03, 10.01(d) and 13.05 of the Base Indenture; and

WHEREAS, all requirements necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been done and performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the premises hereof, the parties have executed and delivered this Second Supplemental Indenture, and the New Issuer, the Guarantors and the Trustee agree for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes, as follows:

Section 1 Capitalized Terms.

Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Indenture.

Section 2 Assumption; Succession; Confirmation of Guarantee.

The New Issuer hereby expressly assumes all the obligations of Merger Sub II under the Indenture and the Notes, as if the New Issuer had been named in the Indenture as the “Company” and the Existing Guarantor hereby expressly confirms that its Guarantee shall continue to apply to the obligations under the Notes and the Indenture.

Section 3 Guarantee.

Each New Guarantor hereby provides the Note Guarantee with respect to each series of Notes, on the terms and subject to the conditions set forth in the Indenture, including but not limited to Article XIV of the Base Indenture.

Section 4 Ratification and Effect.

Except as expressly amended by this Second Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all of the terms, provisions, and conditions thereof shall be and remain in full force and effect. Upon and after execution and delivery of this Second Supplemental Indenture, the Indenture shall be supplemented in accordance herewith, this Second Supplemental Indenture shall form a part of the Indenture for all purposes, each reference in the Indenture and the Notes to the Indenture shall mean and be a reference to the Indenture as amended hereby, and each reference in the Indenture and the Notes to EnLink Midstream, LLC, Elk Merger Sub II, L.L.C. or the Company shall mean and be a reference to ONEOK, Inc., as the Successor Company.

Section 5 Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE FOR ALL PURPOSES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE.

Section 6 The Trustee.

The recitals in this Second Supplemental Indenture shall be taken as the statements of the New Issuer and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or sufficiency of this Second Supplemental Indenture. The Trustee shall be under no duty whatsoever to make any determination whether any execution, modification, amendment, supplement, or confirmation to any document is necessary to implement the provisions of this Second Supplemental Indenture, and shall be entitled to conclusively rely on the documentation required to be provided under the terms of the Indenture in a form reasonably satisfactory to the Trustee. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Second Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

Section 7 Conflicts.

To the extent of any inconsistency between the terms of the Indenture or the Notes and this Second Supplemental Indenture, the terms of this Second Supplemental Indenture will control. If and to the extent any provision of this Second Supplemental Indenture limits, qualifies, or conflicts with any other provision of this Second Supplemental Indenture that is required to be included in this Second Supplemental Indenture or is deemed applicable to the Indenture by virtue of the provisions of the TIA, such required provision shall control.

Section 8 Miscellaneous.

This Second Supplemental Indenture and the First Supplemental Indenture constitute the entire agreement of the parties hereto with respect to the amendments to the Base Indenture set forth in each such supplement. All covenants and agreements in this Second Supplemental Indenture given by the parties hereto shall bind their successors. In case any provision in this Second Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby. The section headings are for convenience only and shall not affect the construction hereof.

Section 9 Counterparts.

This Second Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or endorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

ISSUER:

ONEOK, INC.

By:	/s/ Pierce H. Norton II
Name:	Pierce H. Norton II
Title:	President and Chief Executive Officer

GUARANTORS:

ELK MERGER SUB II, L.L.C.

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer

ENLINK MIDSTREAM PARTNERS, LP

By:	EnLink Midstream GP, LLC,
its General Partner

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

ONEOK PARTNERS, L.P.

By:	ONEOK Partners GP, L.L.C.,
its General Partner

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

[Signature Page to Second Supplemental Indenture (ENLC 2022 Indenture)]

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

By:	ONEOK ILP GP, L.L.C.,
its General Partner

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

MAGELLAN MIDSTREAM PARTNERS, L.P.

By:	Magellan GP, LLC, its General Partner

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

[Signature Page to Second Supplemental Indenture (ENLC 2022 Indenture)]

TRUSTEE:

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Corey J. Dahlstrand
Name:	Corey J. Dahlstrand
Title:	Vice President

[Signature Page to Second Supplemental Indenture (ENLC 2022 Indenture)]